Exhibit 99.1

Defense Industries International Announces Third Quarter Revenues of $4.6 Million

ASHKELON, Israel, November 20, 2008, Defense Industries International, Inc. (OTCBB:DFNS – News), a leading manufacturer and global provider of personal military and civilian protective equipment and supplies, announced its financial results for the three month period ended September 30, 2008.

Net revenues for the third quarter of 2008 reached $4.6 million, the same as in the comparable period in 2007. Revenues for the nine months ended September 30, 2008 were $12.2 million, compared with $14.2 million in the equivalent period in 2007.

Gross profit for the three months ended September 30, 2008 was approximately $973,000 compared to $1.2 million for the same period in 2007. This decrease in gross profit is primarily attributable to higher overhead expenses, higher labor costs as a result of currency fluctuations, and a significant sale that had a low profit margin. Gross profit for the nine months ended September 30, 2008 reached $2.9 million compared to $4.8 million in the comparable period in 2007. This decrease in gross profit is principally attributable to the decrease in revenues, higher overhead expenses, higher labor costs due to currency fluctuations, and a significant sale that had a low profit margin.

Selling expenses for the three months ended September 30, 2008 remained stable at approximately $222,000, the same as in the comparable period in 2007. Selling expenses for the nine month period decreased to $752,000 from $773,293 in the comparable period in 2007. The decrease in selling expenses was attributable to lower sales and commissions paid on export sales.

General and administrative expenses for the three months ended September 30, 2008 increased slightly to $558,000 from $529,000 for the same period in 2007, mainly as a result of an increase in professional fees. General and administrative expenses for the nine months ended September 30, 2008 increased to $1.7 million from $1.6 million in the same period in 2007. The increase is primarily due to an increase in the provision for doubtful accounts receivables and costs associated with compliance with the Sarbanes-Oxley Act of 2002.

Financial income, net for the third quarter of 2008 reached $108,000 as compared to financial expense, net of $128,000 for the same period in 2007. The income is primarily due to the change in the exchange rate of U.S. dollar versus the Israeli NIS. Financial expenses net for the nine month period in 2008 reached $158,295 as compared to financial expense, net of $176,096 for the same period in 2007.

Net income for the three months ended September 30, 2008, was $192,000 compared to net income of $184,000 for the three months ended September 30, 2007. Net income for the nine months ended September 30, 2008, was $4.8 million compared to a net income of $1.2 million for the comparable period in 2007, primarily as a result of the payments received for the State of Israel with respect to our evacuation of business units from the Erez Industrial Zone.

Joseph Fostbinder, chief executive officer of Defense Industries, commented: “Our third quarter results reflect solid revenues along with improved bottom line results”.

“Since the beginning of the year, we have experienced an increased demand for armored vehicles, especially from central and south African countries. We believe that the armor car business, which is characterized by higher gross margins than our traditional businesses, will continue to grow, and we hope it will become a growth engine for us in the near future.”

“Looking ahead at 2009, and based on our backlog, we continue to see strong demand for our products in most regions. Despite the recent global economic turmoil and the instability in the financial markets which may result in reductions in governmental spending for military and security budgets, we believe that our ability to offer a comprehensive array of high quality branded security products that meet increasingly complex security needs will continue to position us favorably with our customers and will enhance our position in the industry.”

“We have just recently announced a stock repurchase program, which we believe reflects our management’s confidence in our current operational strengths and prospects for the future as well as our ongoing commitment to increasing shareholder value.”

About Defense Industries International, Inc.

Defense Industries International, Inc. is a leading manufacturer and global provider of personal military and civilian protective equipment and supplies. Defense Industries’ main products include body armor, bomb disposal suits and bullet-resistant vests and jackets; ballistic wall covers, ceramic armor plates and lightweight armor UHMW-PE plates; personal military equipment, battle pouch units and combat harness units; dry storage units, liquid logistics, tents and vehicle covers; winter suits, sleeping bags and backpacks. The Company’s manufacturing facilities meet American EQNET and international ISO 9001 standards. The Company has three principal subsidiaries, Export Erez Ltd., Achidatex Nazareth Elite ltd. and Owen Mills in the USA. For additional information, please visit the Company’s web site at www.defense-industries.com

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to publicly release updates to these forward-looking statements made to reflect new events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements.

Contact:
Integrated Investor Relations
Ayelet Shaked Shiloni, 1-866-44-786-33
ayeletshi@yahoo.com

DEFENSE INDUSTRIES INTERNATIONAL, INC.
AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

	September 30, 2008	December 31, 2007
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,434,148	$1,120,054
Bank deposit	3,012,511	-
Accounts receivable, net of allowance for doubtful accounts
of $325,707 and $208,464, respectively	3,132,140	3,603,528
Accounts receivable - related parties	-	1,113
Inventories	5,923,820	3,698,878
Trading securities	3,601,183	2,951,604
Deferred taxes	218,961	165,902
Other current assets	587,774	219,330

Total Current Assets	18,910,537	11,760,409

PROPERTY, PLANT AND EQUIPMENT, NET	2,495,879	2,454,549

OTHER ASSETS
Funds in respect of employee rights upon retirement	829,751	751,609
Deferred taxes	56,695	36,365

Total Other Assets	886,446	787,974

TOTAL ASSETS	$22,292,862	$15,002,932

DEFENSE INDUSTRIES INTERNATIONAL, INC.
AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

	September 30, 2008	December 31, 2007
	(Unaudited)

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,960,873	$1,670,029
Accounts payable - related parties	273,730	50,448
Short-term debt	1,195,602	1,264,793
Common stock to be issued	40,000	40,000
Deferred income	196,650	-
Other current liabilities	2,505,983	2,085,535

Total Current Liabilities	6,172,838	5,110,805

LONG-TERM LIABILITIES
Long-term portion of debt	714,599	618,676
Liability for employee rights upon retirement	978,556	734,652
Common stock to be issued	-	40,000

Total Long-Term Liabilities	1,693,155	1,393,328

TOTAL LIABILITIES	7,865,993	6,504,133

Minority interest	1,193,936	1,077,708

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 50,000,000 shares
authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 250,000,000 shares
authorized, 28,991,111 and 28,867,272 respectively,
issued and outstanding	2,899	2,886
Additional paid-in capital	2,804,315	2,764,328
Retained earnings	9,005,090	4,165,069
Accumulated other comprehensive gain	1,420,629	488,808

Total Shareholders' Equity	13,232,933	7,421,091

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$22,292,862	$15,002,932

DEFENSE INDUSTRIES INTERNATIONAL, INC.
AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007

NET REVENUES	$4,647,247	$4,646,045	$12,249,635	$14,211,595

COST OF SALES	3,674,417	3,484,838	9,356,899	9,392,733

GROSS PROFIT	972,830	1,161,207	2,892,736	4,818,862

OPERATING EXPENSES
Selling	221,866	218,732	751,700	773,293
General and administrative	558,205	528,564	1,699,434	1,600,965

Total Operating Expenses	780,071	747,296	2,451,134	2,374,258

INCOME FROM OPERATIONS	192,759	413,911	441,602	2,444,604

OTHER INCOME (EXPENSE)
Financial income (expense), net	108,206	(128,027)	(158,295)	(176,096)
Other income (expense), net	(29,814)	(23,862)	(126,483)	53,722

Total Other Income (Expense)	78,392	(151,889)	(284,778)	(122,374)

INCOME BEFORE INCOME TAXES	271,151	262,022	156,824	2,322,230

Income tax expense	(121,752)	(72,117)	(210,756)	(957,832)

NET INCOME (LOSS) BEFORE EXTRAORDINARY INCOME	149,399	189,905	(53,932)	1,364,398

Extraordinary income, net of tax (Note 6)	19,524	-	4,930,065	-

Income before minority interest	168,923	189,905	4,876,133	1,364,398

Minority interest income	23,347	(6,404)	(36,112)	(128,671)

NET INCOME	$192,270	$183,501	$4,840,021	$1,235,727

Net income (loss) per share before
extraordinary income - basic and diluted	0.01	0.01	(0.01)	0.04

Net extraordinary income per share - basic
and diluted	0.01	-	0.16	-

Net income per share - basic and diluted	$0.02	$0.01	$0.15	$0.04

Weighted average number of shares
outstanding - basic and diluted	28,991,111	28,854,792	28,958,569	28,834,712